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                                                           Exhibit 99.(e)(1)(C)

                               AMENDED SCHEDULE A

                               SCHEDULE OF SERIES

                                 WITH RESPECT TO

                               ING INVESTORS TRUST

                                DISTRIBUTION PLAN

PORTFOLIO                                                           CLASS
---------                                                           -----
Fund For Life Series                                                  A
ING AIM Mid Cap Growth Portfolio                                      A
ING Alliance Mid Cap Growth Portfolio                                 A
ING Capital Guardian Large Cap Value Portfolio                        A
ING Capital Guardian Managed Global Portfolio                         A
ING Capital Guardian Small Cap Portfolio                              A
ING Developing World Portfolio                                        A
ING Eagle Asset Capital Appreciation Portfolio                        A
ING Evergreen Health Sciences Portfolio                               A
ING Evergreen Omega Portfolio                                         A
ING FMR(SM) Diversified Mid Cap Portfolio                             A
ING Goldman Sachs Internet Tollkeeper(SM) Portfolio                   A
ING Hard Assets Portfolio                                             A
ING International Portfolio                                           A
ING Janus Special Equity Portfolio                                    A
ING Jennison Equity Opportunities Portfolio                           A
ING JPMorgan Small Cap Equity Portfolio                               A
ING Julius Baer Foreign Portfolio                                     A
ING Legg Mason Value Portfolio                                        A
ING Limited Maturity Bond Portfolio                                   A
ING Liquid Assets Portfolio                                           A
ING Marsico Growth Portfolio                                          A
ING Mercury Focus Value Portfolio                                     A
ING Mercury Fundamental Growth Portfolio                              A
ING MFS Mid Cap Growth Portfolio                                      A
ING MFS Research Portfolio                                            A
ING MFS Total Return Portfolio                                        A
ING PIMCO Core Bond Portfolio                                         A
ING PIMCO High Yield Portfolio                                        A
ING Salomon Brothers All Cap Portfolio                                A
ING Salomon Brothers Investors Portfolio                              A
ING Stock Index Portfolio                                             A
ING T. Rowe Price Capital Appreciation Portfolio                      A
ING T. Rowe Price Equity Income Portfolio                             A

PORTFOLIO                                                           CLASS
---------                                                           -----
ING UBS U.S. Balanced Portfolio                                       A
ING Van Kampen Equity Growth Portfolio                                A
ING Van Kampen Global Franchise Portfolio                             A
ING Van Kampen Growth and Income Portfolio                            A
ING Van Kampen Real Estate Portfolio                                  A